UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 13, 2018 (November 9, 2018)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On November 9, 2018, Maiden Holdings, Ltd. (the "Company") signed an agreement ("Enstar Master Agreement") with Enstar Group Limited ("Enstar"), pursuant to which, an Enstar subsidiary would enter into a retrocession agreement to effect a loss portfolio transfer in which the Enstar subsidiary would assume all of the liabilities for loss reserves as of June 30, 2018 associated with the quota share reinsurance agreements that Maiden Reinsurance Ltd. ("Maiden Bermuda") has with AmTrust Financial Services, Inc. or its subsidiaries ("AmTrust"). Enstar will assume $2.675 billion of net loss and loss adjustment expense reserves upon closing, subject to adjustment for paid losses since June 30, 2018. The transaction is subject to regulatory approvals and other closing conditions. When closed, the impact of the Enstar Master Agreement is not expected to have a material negative effect on the book value of the Company reported on November 9, 2018 as the consideration for the transaction approximates the reserves being transferred. The foregoing description of the transaction and the Master Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto.
Both of the Company’s current quota share reinsurance contracts with AmTrust remain in-force. As previously announced by the Company on August 8, 2018, the written notice date for renewal of the Quota Share Reinsurance Agreement between Maiden Bermuda and AmTrust International Insurance, Ltd., a subsidiary of AmTrust, has been extended until January 31, 2019.
A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.1.

Item 2.02	Results of Operations and Financial Condition.

On November 9, 2018, the Company issued a press release announcing its results of operations for the three and nine months ended September 30, 2018. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

10.1*	Master Agreement dated as of November 9, 2018, by and among Maiden Holdings, Ltd., Maiden Reinsurance Ltd. and Enstar Group Limited.
99.1	Press Release of Maiden Holdings, Ltd., dated November 9, 2018

* Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Master Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 9, 2018	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Master Agreement dated as of November 9, 2018, by and among Maiden Holdings, Ltd., Maiden Reinsurance Ltd. and Enstar Group Limited.
99.1	Press Release of Maiden Holdings, Ltd., dated November 9, 2018

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces Third Quarter 2018 Financial Results
Company enters loss portfolio transfer for AmTrust loss reserves

Discontinued Operations

As part of its strategic review announced earlier in 2018, during the third quarter of 2018, the Company made the strategic decision to divest its U.S. reinsurance treaty operations. Except as explicitly described as held for sale or as discontinued operations, and unless otherwise noted, all discussions and amounts presented herein relate to the Company’s continuing operations except for net loss, net loss attributable to Maiden and net loss attributable to Maiden common shareholders.
Highlights for the Quarter Ended September 30, 2018

•
Net loss attributable to Maiden common shareholders of $308.8 million, or $3.72 per diluted common share, compared with a net loss attributable to Maiden common shareholders of $63.6 million, or $0.74 per diluted common share in the third quarter of 2017;

•
Non-GAAP operating loss(11) of $235.1 million, or $2.83 per diluted common share, compared with non-GAAP operating loss of $54.2 million, or $0.63 per diluted common share, in the third quarter of 2017;

•	Higher adverse prior year loss development of $210.4 million in the AmTrust Reinsurance segment compared to $61.1 million of adverse prior year loss development for the same period in 2017;

•	Higher net premiums earned in both operating segments totaled $520.1 million in the aggregate compared to $457.3 million of net premiums earned in the same period in 2017;

•	Combined ratio(10) of 150.7% compared to 115.6% in the third quarter of 2017;

•
The announced sale of the U.S. reinsurance treaty operations resulted in an impairment loss of $74.2 million as the Company wrote off the remaining goodwill and intangible assets which is presented in the Condensed Consolidated Statements of Income as part of the loss from discontinued operations; and

•
Book value per common share(1) was $3.71 at September 30, 2018, which includes a loss of $1.40 per share from Accumulated Other Comprehensive (Loss) Income ("AOCI"), compared to book value per common share of $7.71 at June 30, 2018.

Highlights for the Nine Months Ended September 30, 2018

•
Net loss attributable to Maiden common shareholders of $301.0 million, or $3.62 per diluted common share, compared with a net loss attributable to Maiden common shareholders of $65.5 million, or $0.76 per diluted common share in the first nine months of 2017;

•
Non-GAAP operating loss(11) of $256.4 million, or $3.09 per diluted common share, compared with non-GAAP operating loss of $39.9 million, or $0.46 per diluted common share, in the first nine months of 2017;

•	Higher adverse prior year loss development for the AmTrust Reinsurance segment of $247.3 million compared to $100.9 million for the same period in 2017;

•	Higher net premiums earned in both operating segments totaled $1.54 billion in the aggregate compared to $1.51 billion of net premiums earned in the same period in 2017; and

•	Combined ratio(10) of 120.7% compared to 106.3% in the first nine months of 2017.

PEMBROKE, Bermuda, November 9, 2018 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported third quarter 2018 net loss attributable to Maiden common shareholders of $308.8 million or $3.72 per diluted common share compared to a net loss attributable to Maiden common shareholders of $63.6 million or $0.74 per diluted common share in the third quarter of 2017. The non-GAAP operating loss(11) was $235.1 million, or $2.83 per diluted common share compared with a non-GAAP operating loss of $54.2 million, or $0.63 per diluted common share in the third quarter of 2017.
Loss Portfolio Transfer
The Company also announced that it has signed an agreement with Enstar Group Limited (“Enstar”) by which one of its wholly-owned subsidiaries will enter into a retrocession agreement to effect a loss portfolio transfer in which the Enstar entity would assume loss reserves of approximately $2.675 billion associated with quota share reinsurance contracts that Maiden’s wholly-owned subsidiary, Maiden Reinsurance Ltd., (“Maiden Bermuda”) has with AmTrust Financial Services, Inc. or its subsidiaries (“AmTrust”). The retrocession will apply to losses arising and/or claims made on or prior to June 30, 2018, and loss reserves assumed will be subject to adjustment for paid losses since such date. The transaction is subject to regulatory approvals and other closing conditions.
Both of the Company’s current quota share reinsurance contracts with AmTrust remain in-force. As previously disclosed, the Company and AmTrust have mutually agreed to extend the notice period of non-renewal for the current Master Agreement until January 31, 2019.
Commenting on the Company’s results and announced transaction with Enstar, Maiden’s President and Chief Executive Officer, Lawrence F. Metz said, “Since late August, we have witnessed significant progress in the execution of the Company’s strategic review and our announcement today with Enstar materially advances our work and significantly strengthens our financial position. During that time, we announced the sale of Maiden Reinsurance North America, Inc. to Enstar for net proceeds of $307.5 million subject to closing adjustments, executed a Renewal Rights Agreement with Transatlantic Reinsurance Company for net proceeds of $7.5 million and subject to further increases, and sold our U.S. casualty facultative reinsurance team to Sompo Group. While there is still work to do, we believe that much has been accomplished, and we remain committed to completing our strategic review process and to taking the actions necessary to further enhance value to all our shareholders.”
Patrick J. Haveron, Maiden’s Chief Financial and Operating Officer added, “During the third quarter, we also took the opportunity to materially strengthen our carried loss reserves and position Maiden for profitable future results. Our announcement today with Enstar brings additional certainty and finality to the steps we have taken. Upon completion of all of the strategic transactions announced since August, Maiden’s capital position will be dramatically stronger. These measures will afford us significant flexibility to manage our capital to further increase shareholder value and combined with the significant and on-going expense reduction implemented in the third quarter, we anticipate an improved outlook for Maiden as 2018 heads to its final quarter and into 2019.”

Consolidated Results for the Quarter Ended September 30, 2018

In the third quarter of 2018, gross premiums written increased to $484.5 million from $443.0 million in the third quarter of 2017. Net premiums written totaled $482.8 million in the third quarter of 2018, an increase of 11.6% compared to $432.7 million in the third quarter of 2017. Net premiums earned were $520.1 million in the third quarter of 2018 compared to $457.3 million in the third quarter of 2017, representing an increase of 13.7%.
In the third quarter of 2018, net loss and loss adjustment expenses increased to $600.3 million compared to $370.8 million in the third quarter of 2017 due primarily to higher adverse prior year loss development for the AmTrust Reinsurance segment which was $210.4 million for the third quarter of 2018. The loss ratio(6) in the third quarter of 2018 was 115.0% compared to 80.6% reported in the third quarter of 2017.
Commission and other acquisition expenses increased to $167.6 million in the third quarter of 2018, compared to $145.4 million in the third quarter of 2017 resulting in commission and other acquisition expense ratios of 32.1% and 31.6%, respectively. General and administrative expenses for the third quarter of 2018 totaled $18.9 million compared to $15.4 million in the third quarter of 2017 primarily due to increases in compensation benefits paid, greater corporate insurance costs incurred and higher technology-related expenses. The general and administrative expense ratio(8) in the third quarter of 2018 increased to 3.6% compared to 3.4% in the third quarter of 2017, while the expense ratio(9) was 35.7% in the third quarter of 2018 compared with 35.0% in the same quarter last year.
The combined ratio(10) for the third quarter of 2018 totaled 150.7% compared with 115.6% in the third quarter of 2017.
Net investment income increased by 11.2% in the quarter to $34.4 million from $31.0 million in the same period last year. As of September 30, 2018, the average yield on the fixed income portfolio including discontinued operations was 3.17% while the average duration of investable assets was 4.3 years.
Reportable Segments
As a result of the strategic decision to divest all of the Company’s U.S. treaty reinsurance operations, the Company has revised the composition of its reportable segments to include: (i) Diversified Reinsurance which consists of a portfolio of property and casualty reinsurance focusing on regional and specialty property and casualty insurance companies located primarily in Europe;

and (ii) AmTrust Reinsurance which includes all business ceded to our wholly owned subsidiary, Maiden Bermuda, from AmTrust and its subsidiaries (primarily the AmTrust Quota Share and the European Hospital Liability Quota Share). In addition to these reportable segments, the results of operations of the former National General Holdings Corporation Quota Share segment is included in the “Other” category. All prior periods presented have been reclassified to conform to this new presentation.

($ in thousands)	Diversified Reinsurance	AmTrust Reinsurance	Total
Total assets - reportable segments	180,676	4,297,992	4,478,668
Corporate assets	—	—	442,347
Assets held for sale	—	—	1,615,486
Total Assets	180,676	4,297,992	6,536,501
Diversified Reinsurance Segment

	For the Three Months Ended September 30,
($ in thousands)	2018	2017	Change in (%)
Gross premiums written	$31,699	$22,982	37.9%
Net premiums written	$31,291	$22,484	39.2%
Net premiums earned	$28,784	$20,925	37.6%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	64.5%	59.7%	4.8
Commission and other acquisition expense ratio(7)	29.2%	28.6%	0.6
General and administrative expense ratio(8)	13.9%	17.8%	(3.9)
Expense ratio(9)	43.1%	46.4%	(3.3)
Combined ratio(10)	107.6%	106.1%	1.5

Gross premiums written and net premiums written increased by 37.9% and 39.2%, respectively, in the third quarter of 2018 primarily due to new account growth and expansion of client relationships in our European capital solutions business and growth in German auto programs. Net premiums earned increased by 37.6% in the third quarter of 2018 driven by new client development and favorable growth in the German auto program. The net loss and LAE ratio increased by 4.8 points compared to the same period in 2017 due to higher initial loss ratios on current year premiums earned during the period partially offset by lower adverse prior year loss development which was $0.7 million in the third quarter of 2018 compared to $1.1 million for the same period in 2017. The segment’s combined ratio increased by 1.5 points to 107.6% in the third quarter of 2018 compared to 106.1% in the same period last year due primarily to higher initial loss ratios on current year premiums earned during the period partially offset by lower adverse prior year loss development.
AmTrust Reinsurance Segment

	For the Three Months Ended September 30,
($ in thousands)	2018	2017	Change in (%)
Gross premiums written	$452,795	$420,019	7.8%
Net premiums written	$451,515	$410,193	10.1%
Net premiums earned	$491,293	$436,353	12.6%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	117.9%	81.4%	36.5
Commission and other acquisition expense ratio(7)	32.3%	31.7%	0.6
General and administrative expense ratio(8)	0.2%	0.2%	—
Expense ratio(9)	32.5%	31.9%	0.6
Combined ratio(10)	150.4%	113.3%	37.1

Gross premiums written and net premiums written increased 7.8% and 10.1%, respectively, during the third quarter of 2018 generated by growth in the Specialty lines of business partially offset by reductions in Small Commercial Business. Net premiums earned in the segment increased by 12.6% compared to the same period in 2017 mainly due to the growth in net premiums written in the Specialty lines of the AmTrust quota share. The Net loss and LAE ratio increased by 36.5 points due to higher adverse prior year loss development which was $210.4 million for the third quarter of 2018 compared to $61.1 million for the same period in 2017. The 2018 development was largely from Workers Compensation, which represented nearly half of the adverse development, and was primarily driven by accident years 2014 to 2017, and to a lesser extent, development in European hospital liability, Commercial Auto and General Liability. This compares to $61.1 million of adverse development for the third quarter of 2017 primarily due to Worker’s Compensation, General liability as well as Commercial Auto liability lines for both Specialty Programs and Small Commercial Business where elevated loss activity had been observed. The segment combined ratio increased by 37.1 points to 150.4% in the third quarter of 2018 compared to 113.3% in the same period in 2017 primarily due to higher adverse prior year loss development and higher initial loss ratios for current year premiums earned as well as elevated actual current year activity in the Specialty Risk and Extended Warranty lines.
Consolidated Results for the Nine Months Ended September 30, 2018
The net loss attributable to Maiden common shareholders was $301.0 million or $3.62 per diluted common share in the first nine months of 2018 compared to a net loss attributable to Maiden common shareholders of $65.5 million or $0.76 per diluted common share in the first nine months of 2017. The non-GAAP operating loss(11) for the first nine months of 2018 was $256.4 million, or $3.09 per diluted common share compared with a non-GAAP operating loss of $39.9 million, or $0.46 per diluted common share in the first nine months of 2017.
For the first nine months of 2018, gross premiums written were $1.63 billion compared to $1.65 billion for the first nine months of 2017. Net premiums written totaled $1.63 billion in the first nine months of 2018 compared to $1.60 billion for the same period in 2017. Net premiums earned were $1.54 billion in the first nine months of 2018 compared to $1.51 billion for the same period in 2017.
Net loss and loss adjustment expenses of $1.32 billion compared to $1.09 billion for the first nine months of 2017. The loss ratio(6) for the first nine months of 2018 was 85.5% compared to 71.7% reported for the same period in 2017.
Commission and other acquisition expenses were $497.0 million for the first nine months of 2018, compared to $487.8 million for the first nine months of 2017 resulting in a commission and other acquisition expense ratio of 32.1% which was unchanged from the prior year. General and administrative expenses for the first nine months of 2018 totaled $48.3 million compared with $38.2 million in the first nine months of 2017 primarily due to higher compensation benefits paid, higher audit and legal fees and higher technology-related expenses. The general and administrative expense ratio(8) in the first nine months of 2018 was 3.1% compared to 2.5% in the same period in 2017, while the expense ratio(9) was 35.2% in the first nine months of 2018 compared with 34.6% in the same period last year.
The combined ratio(10) for the first nine months of 2018 totaled 120.7% compared with 106.3% in the first nine months of 2017.
Net investment income was $101.5 million during the first nine months of 2018 compared to $91.6 million in the first nine months of 2017.
Diversified Reinsurance Segment

	For the Nine Months Ended September 30,
($ in thousands)	2018	2017	Change in (%)
Gross premiums written	$111,139	$75,085	48.0%
Net premiums written	$109,279	$73,434	48.8%
Net premiums earned	$82,838	$61,626	34.4%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	57.3%	59.8%	(2.5)
Commission and other acquisition expense ratio(7)	31.3%	31.7%	(0.4)
General and administrative expense ratio(8)	14.7%	17.0%	(2.3)
Expense ratio(9)	46.0%	48.7%	(2.7)
Combined ratio(10)	103.3%	108.5%	(5.2)
Gross premiums written and net premiums written increased by 48.0% and 48.8%, respectively, for the first nine months due to new account growth and expansion of the German Auto program and other client relationships in our European capital solutions business as well as new business development in the Life and General lines. Net premiums earned increased by 34.4% largely driven by new client development and favorable growth in German auto programs. The segment’s net loss and LAE ratio decreased by 2.5 points due to lower adverse prior year loss development of $1.8 million for the nine months ended September 30, 2018 compared to $8.5 million for the same period in 2017. The 2018 development was due to adverse facultative reinsurance run-off partially offset by favorable development in International Auto. The development in 2017 was primarily due to adverse development in facultative reinsurance run-off lines as well as claims activity in International auto programs. The segment’s combined ratio decreased by 5.2 points to 103.3% for the first nine months of 2018 compared to 108.5% in 2017 primarily due to lower net adverse development compared to the same period in 2017.
AmTrust Reinsurance Segment

	For the Nine Months Ended September 30,
($ in thousands)	2018	2017	Change in (%)
Gross premiums written	$1,518,208	$1,575,677	(3.6)%
Net premiums written	$1,517,206	$1,529,980	(0.8)%
Net premiums earned	$1,458,440	$1,450,811	0.5%

Underwriting Ratios			% Point Change
Net loss and LAE ratio(6)	87.1%	72.2%	14.9
Commission and other acquisition expense ratio(7)	32.1%	32.1%	—
General and administrative expense ratio(8)	0.2%	0.1%	0.1
Expense ratio(9)	32.3%	32.2%	0.1
Combined ratio(10)	119.4%	104.4%	15.0

Gross premiums written and net premiums written decreased by 3.6% and 0.8%, respectively, during the first nine months of 2018 which mainly reflects reductions in the Small Commercial Business lines combined with growth in Specialty Program, Specialty Risk and Extended Warranty. Net premiums earned in the segment increased by 0.5% compared to the same period in 2017 mainly due to growth in net premiums written on the Specialty lines within the AmTrust quota share. The Net loss and LAE ratio increased by 14.9 points due higher adverse prior year loss development of $247.3 million for the first nine months of 2018 largely from Workers Compensation and European Hospital liability, with a smaller contribution from General and Commercial Auto liability. This compares to adverse prior year loss development of $100.9 million for the first nine months of 2017 which was primarily related to General liability as well as Auto liability and Workers Compensation lines for both Specialty Programs and Small Commercial Business. The segment combined ratio increased by 15.0 points to 119.4% in the first nine months of 2018 compared to 104.4% in the same period in 2017 primarily due to a higher amount of adverse prior year loss development.
Other Financial Matters

•	Total assets were $6.5 billion at September 30, 2018 compared to $6.7 billion at June 30, 2018. Shareholders' equity was $772.6 million at September 30, 2018 compared to $1.1 billion at June 30, 2018.

•
Book value per common share(1) was $3.71 at September 30, 2018 compared to $7.71 at June 30, 2018. In the third quarter of 2018, the Company recognized unrealized losses in its fixed income investment portfolio of $23.9 million, resulting in a $0.29 decrease in book value per share, and total AOCI of $116.4 million at September 30, 2018. Book value per common share excluding total AOCI was $5.11 at September 30, 2018 compared to $9.08 at December 31, 2017.

(1)(11) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.
 (6)(7)(8)(9)(10) Loss ratio, commission and other acquisition expense ratio, general and administrative expense ratio, expense ratio and combined ratio are non-GAAP operating metrics. Please see the additional information on these measures under Non-GAAP Financial Measures tables.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each rated A- (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of September 30, 2018, Maiden had $6.5 billion in assets and shareholders' equity of $772.6 million.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. In addition, the Company may not be able to complete the proposed transaction with Enstar on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to failure to obtain governmental and regulatory approvals or to satisfy other closing conditions. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 as updated in periodic filings with the SEC. However these factors should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Bill Horning, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 856.359.2532
E-mail: bhorning@maiden.bm

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	September 30, 2018	December 31, 2017
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2018: $2,867,251; 2017: $2,699,297)	$2,781,553	$2,707,516
Fixed maturities, held-to-maturity, at amortized cost (fair value 2018: $1,019,741; 2017: $1,125,626)	1,032,885	1,097,801
Other investments, at fair value	22,586	6,600
Total investments	3,837,024	3,811,917
Cash and cash equivalents	94,578	54,470
Restricted cash and cash equivalents	169,996	94,905
Accrued investment income	29,658	28,798
Reinsurance balances receivable, net	161,436	72,494
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	419,265	380,204
Other assets	41,083	131,608
Assets held for sale	1,615,486	1,901,818
Total assets	$6,536,501	$6,644,189
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,851,685	$2,386,722
Unearned premiums	1,298,933	1,230,882
Accrued expenses and other liabilities	18,460	90,069
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,860	8,018
Senior notes, net	254,640	254,482
Liabilities held for sale	1,339,618	1,449,408
Total liabilities	5,763,336	5,411,563
Commitments and Contingencies
EQUITY
Preference shares	465,000	465,000
Common shares	879	877
Additional paid-in capital	749,214	748,113
Accumulated other comprehensive (loss) income	(116,369)	13,354
(Accumulated deficit) retained earnings	(294,656)	35,472
Treasury shares, at cost	(31,514)	(30,642)
Total Maiden Shareholders’ Equity	772,554	1,232,174
Noncontrolling interest in subsidiaries	611	452
Total Equity	773,165	1,232,626
Total Liabilities and Equity	$6,536,501	$6,644,189

Book value per common share(1)	$3.71	$9.25

Common shares outstanding	82,942,737	82,974,895

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Revenues:
Gross premiums written	$484,494	$443,001	$1,629,347	$1,650,762
Net premiums written	$482,806	$432,677	$1,626,485	$1,603,414
Change in unearned premiums	37,271	24,601	(85,207)	(90,977)
Net premiums earned	520,077	457,278	1,541,278	1,512,437
Other insurance revenue	1,870	2,488	7,629	7,816
Net investment income	34,419	30,950	101,548	91,597
Net realized (losses) gains on investment	(225)	5,859	(282)	8,316
Total other-than-temporary impairment losses	(479)	—	(479)	—
Total revenues	555,662	496,575	1,649,694	1,620,166
Expenses:
Net loss and loss adjustment expenses	600,296	370,847	1,323,503	1,090,608
Commission and other acquisition expenses	167,618	145,352	497,026	487,771
General and administrative expenses	18,936	15,439	48,343	38,161
Total expenses	786,850	531,638	1,868,872	1,616,540
Non-GAAP (loss) income from operations(2)	(231,188)	(35,063)	(219,178)	3,626
Other expenses
Interest and amortization expenses	(4,829)	(4,829)	(14,487)	(18,430)
Accelerated amortization of senior note issuance cost	—	—	—	(2,809)
Foreign exchange (losses) gains	(552)	(3,550)	1,862	(12,193)
Total other expenses	(5,381)	(8,379)	(12,625)	(33,432)
Loss before income taxes	(236,569)	(43,442)	(231,803)	(29,806)
Less: income tax (benefit) expense	(7,437)	1,704	(930)	(1,978)
Net loss from continuing operations	(229,132)	(45,146)	(230,873)	(27,828)
Loss from discontinued operations, net of income tax	(71,100)	(9,908)	(44,336)	(17,060)
Net loss	(300,232)	(55,054)	(275,209)	(44,888)
Add: net (income) loss attributable to noncontrolling interest	(62)	3	(180)	34
Net loss attributable to Maiden	(300,294)	(55,051)	(275,389)	(44,854)
Dividends on preference shares(3)	(8,545)	(8,545)	(25,636)	(20,611)
Net loss attributable to Maiden common shareholders	$(308,839)	$(63,596)	$(301,025)	$(65,465)
Basic and diluted loss from continuing operations per common share attributable to Maiden shareholders(15)	$(2.86)	$(0.62)	$(3.09)	$(0.56)
Basic and diluted loss from discontinued operations per common share attributable to Maiden shareholders(15)	(0.86)	(0.12)	(0.53)	(0.20)
Basic and diluted loss per common share attributable to Maiden shareholders(15)	$(3.72)	$(0.74)	$(3.62)	$(0.76)
Dividends declared per common share	$0.05	$0.15	$0.35	$0.45
Annualized return on average common equity	(258.4)%	(25.3)%	(74.9)%	(8.7)%
Weighted average number of common shares - basic and diluted(15)	83,089,172	85,859,201	83,085,441	86,256,481

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended September 30, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$31,699	$452,795	$—	$484,494
Net premiums written	$31,291	$451,515	$—	$482,806
Net premiums earned	$28,784	$491,293	$—	$520,077
Other insurance revenue	1,870	—	—	1,870
Net loss and loss adjustment expenses ("loss and LAE")	(19,764)	(579,163)	(1,369)	(600,296)
Commission and other acquisition expenses	(8,961)	(158,657)	—	(167,618)
General and administrative expenses(4)	(4,256)	(952)	—	(5,208)
Underwriting loss(5)	$(2,327)	$(247,479)	$(1,369)	(251,175)
Reconciliation to net loss from continuing operations
Net investment income and realized losses on investment				34,194
Total other-than-temporary impairment losses				(479)
Interest and amortization expenses				(4,829)
Foreign exchange losses				(552)
Other general and administrative expenses(4)				(13,728)
Income tax benefit				7,437
Net loss from continuing operations				$(229,132)

Net loss and LAE ratio(6)	64.5%	117.9%		115.0%
Commission and other acquisition expense ratio(7)	29.2%	32.3%		32.1%
General and administrative expense ratio(8)	13.9%	0.2%		3.6%
Expense Ratio(9)	43.1%	32.5%		35.7%
Combined ratio(10)	107.6%	150.4%		150.7%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended September 30, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$22,982	$420,019	$—	$443,001
Net premiums written	$22,484	$410,193	$—	$432,677
Net premiums earned	$20,925	$436,353	$—	$457,278
Other insurance revenue	2,488	—	—	2,488
Net loss and LAE	(13,979)	(355,030)	(1,838)	(370,847)
Commission and other acquisition expenses	(6,702)	(138,650)	—	(145,352)
General and administrative expenses(4)	(4,158)	(771)	—	(4,929)
Underwriting loss(5)	$(1,426)	$(58,098)	$(1,838)	(61,362)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				36,809
Interest and amortization expenses				(4,829)
Foreign exchange losses				(3,550)
Other general and administrative expenses(4)				(10,510)
Income tax expense				(1,704)
Net loss from continuing operations				$(45,146)

Net loss and LAE ratio(6)	59.7%	81.4%		80.6%
Commission and other acquisition expense ratio(7)	28.6%	31.7%		31.6%
General and administrative expense ratio(8)	17.8%	0.2%		3.4%
Expense Ratio(9)	46.4%	31.9%		35.0%
Combined ratio(10)	106.1%	113.3%		115.6%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Nine Months Ended September 30, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$111,139	$1,518,208	$—	$1,629,347
Net premiums written	$109,279	$1,517,206	$—	$1,626,485
Net premiums earned	$82,838	$1,458,440	$—	$1,541,278
Other insurance revenue	7,629	—	—	7,629
Net loss and loss adjustment expenses ("loss and LAE")	(51,828)	(1,270,306)	(1,369)	(1,323,503)
Commission and other acquisition expenses	(28,261)	(468,765)	—	(497,026)
General and administrative expenses(4)	(13,330)	(2,954)	—	(16,284)
Underwriting loss(5)	$(2,952)	$(283,585)	$(1,369)	(287,906)
Reconciliation to net loss from continuing operations
Net investment income and realized losses on investment				101,266
Total other-than-temporary impairment losses				(479)
Interest and amortization expenses				(14,487)
Foreign exchange gains				1,862
Other general and administrative expenses(4)				(32,059)
Income tax benefit				930
Net loss from continuing operations				$(230,873)

Net loss and LAE ratio(6)	57.3%	87.1%		85.5%
Commission and other acquisition expense ratio(7)	31.3%	32.1%		32.1%
General and administrative expense ratio(8)	14.7%	0.2%		3.1%
Expense Ratio(9)	46.0%	32.3%		35.2%
Combined ratio(10)	103.3%	119.4%		120.7%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Nine Months Ended September 30, 2017	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$75,085	$1,575,677	$—	$1,650,762
Net premiums written	$73,434	$1,529,980	$—	$1,603,414
Net premiums earned	$61,626	$1,450,811	$—	$1,512,437
Other insurance revenue	7,816	—	—	7,816
Net loss and LAE	(41,548)	(1,047,222)	(1,838)	(1,090,608)
Commission and other acquisition expenses	(21,982)	(465,789)	—	(487,771)
General and administrative expenses(4)	(11,831)	(2,240)	—	(14,071)
Underwriting loss(5)	$(5,919)	$(64,440)	$(1,838)	(72,197)
Reconciliation to net loss from continuing operations
Net investment income and realized gains on investment				99,913
Interest and amortization expenses				(18,430)
Accelerated amortization of senior note issuance cost				(2,809)
Foreign exchange losses				(12,193)
Other general and administrative expenses(4)				(24,090)
Income tax expense				1,978
Net loss from continuing operations				$(27,828)

Net loss and LAE ratio(6)	59.8%	72.2%		71.7%
Commission and other acquisition expense ratio(7)	31.7%	32.1%		32.1%
General and administrative expense ratio(8)	17.0%	0.1%		2.5%
Expense Ratio(9)	48.7%	32.2%		34.6%
Combined ratio(10)	108.5%	104.4%		106.3%

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Non-GAAP operating loss attributable to Maiden common shareholders(11)	$(235,114)	$(54,159)	$(256,421)	$(39,881)
Non-GAAP basic and diluted operating loss per common share attributable to Maiden shareholders(15)	$(2.83)	$(0.63)	$(3.09)	$(0.46)
Annualized non-GAAP operating return on average common equity(12)	(196.7)%	(21.6)%	(63.8)%	(5.3)%
Reconciliation:
Net loss attributable to Maiden common shareholders	$(308,839)	$(63,596)	$(301,025)	$(65,465)
Add (subtract):
Net realized losses (gains) on investment	225	(5,859)	282	(8,316)
Total other-than-temporary impairment losses	479	—	479	—
Foreign exchange losses (gains)	552	3,550	(1,862)	12,193
Loss from discontinued operations, net of income tax	71,100	9,908	44,336	17,060
Divested NGHC Quota Share run-off	1,369	1,838	1,369	1,838
Accelerated amortization of senior note issuance cost	—	—	—	2,809
Non-GAAP operating loss attributable to Maiden common shareholders(11)	$(235,114)	$(54,159)	$(256,421)	$(39,881)

Weighted average number of common shares - basic and diluted(15)	83,089,172	85,859,201	83,085,441	86,256,481
Reconciliation:
Diluted loss per common share attributable to Maiden shareholders	$(3.72)	$(0.74)	$(3.62)	$(0.76)
Add (subtract):
Net realized losses (gains) on investment	—	(0.07)	—	(0.10)
Total other-than-temporary impairment losses	0.01	—	0.01	—
Foreign exchange losses (gains)	0.01	0.04	(0.03)	0.14
Loss from discontinued operations, net of income tax	0.85	0.12	0.53	0.20
Divested NGHC Quota Share run-off	0.02	0.02	0.02	0.02
Accelerated amortization of senior note issuance cost	—	—	—	0.04
Non-GAAP diluted operating loss per common share attributable to Maiden shareholders	$(2.83)	$(0.63)	$(3.09)	$(0.46)

Reconciliation of net loss attributable to Maiden to non-GAAP (loss) income from operations:
Net loss attributable to Maiden	$(300,294)	$(55,051)	$(275,389)	$(44,854)
Add (subtract):
Foreign exchange losses (gains)	552	3,550	(1,862)	12,193
Interest and amortization expenses	4,829	4,829	14,487	18,430
Accelerated amortization of senior note issuance cost	—	—	—	2,809
Income tax (benefit) expense	(7,437)	1,704	(930)	(1,978)
Loss from discontinued operations, net of income tax	71,100	9,908	44,336	17,060
Net income (loss) attributable to noncontrolling interest	62	(3)	180	(34)
Non-GAAP (loss) income from operations(2)	$(231,188)	$(35,063)	$(219,178)	$3,626

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	September 30, 2018	December 31, 2017
Investable assets:
Total investments	$3,837,024	$3,811,917
Cash and cash equivalents	94,578	54,470
Restricted cash and cash equivalents	169,996	94,905
Loan to related party	167,975	167,975
Total investable assets(13)	$4,269,573	$4,129,267

	September 30, 2018	December 31, 2017
Capital:
Preference shares	$465,000	$465,000
Common shareholders' equity	307,554	767,174
Total Maiden shareholders' equity	772,554	1,232,174
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(14)	$1,035,054	$1,494,674

(1)
Book value per common share is calculated using Maiden common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(2)
Non-GAAP (loss) income from operations is a non-GAAP financial measure defined by the Company as net income (loss) attributable to Maiden excluding foreign exchange and other gains and losses, interest and amortization expenses, accelerated amortization of senior note issuance cost, income tax (benefit) expense, loss from discontinued operations, net of income tax and net income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income (loss). The Company’s management believes that non-GAAP (loss) income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This (loss) income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of non-GAAP (loss) income from operations may not be comparable to similarly titled measures used by other companies.

(3)
Dividends on preference shares consist of $3,094 and $9,282 paid to Preference shares - Series A for the three and nine months ended September 30, 2018 and 2017, respectively, $2,938 and $8,816 paid to Preference shares - Series C for the three and nine months ended September 30, 2018 and 2017, respectively, $2,513 paid to Preference shares - Series D for the three months ended September 30, 2018 and 2017 and $7,538 and $2,513 paid to Preference shares - Series D for the nine months ended September 30, 2018 and 2017, respectively.

(4)	Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting income.

(5)
Underwriting (loss) income is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(6) Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.
(10) Calculated by adding together the net loss and LAE ratio and the expense ratio.
(11) Non-GAAP operating (loss) earnings is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden common shareholders excluding realized investment gains and losses, total other-than-temporary impairment losses, foreign exchange and other gains and losses, loss from discontinued operations, net of income tax, divested NGHC Quota Share run-off and accelerated amortization of senior note issuance cost and should not be considered as an alternative to net income (loss). The Company's management believes that non-GAAP operating (loss) earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of non-GAAP operating (loss) earnings may not be comparable to similarly titled measures used by other companies.
(12) Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using non-GAAP operating (loss) earnings attributable to Maiden common shareholders divided by average Maiden common shareholders' equity.
(13) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.
(14) Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.
(15) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.